Exhibit 99.1

FOR IMMEDIATE RELEASE

CITIZENS FINANCIAL SERVICES, INC.
REINSTATES SHARE REPURCHASE PROGRAM

MANSFIELD, PENNSYLVANIA – NOVEMBER 3, 2008 – The Board of Directors of Citizens Financial Services, Inc. reinstated its previously approved share repurchase program as of October 27, 2008.  On January 17, 2007, the Board of Directors authorized the repurchase of 140,000 of Citizens Financial Services, Inc. common stock in open market or privately negotiated transactions.  As of October 27, 2008, 74,357 shares had been repurchased and the Board of Directors continues to have authority to repurchase an additional 65,643 shares.

Citizens Financial Services, Inc. is the parent holding company of First Citizens National Bank headquartered in Mansfield, Pennsylvania.

FORWARD-LOOKING INFORMATION

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

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CONTACT:	Randall E. Black
Chief Executive Officer and President
15 South Main Street
Mansfield, PA 16933
570-662-2121
570-662-2365 (fax)